SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 12, 2006


                             ON2 TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
                    (State of incorporation or organization)


                                     1-15117
                            (Commission File Number)


                                   84-1280679
                        (IRS Employer Identification No.)


                21 CORPORATE DRIVE, SUITE 103, NEW YORK NY 12065
               (Address, including zip code, and telephone number,
                             including area code, of
                    Registrant's principal executive offices)

                                 NOT APPLICABLE
       (Former name, former address and former fiscal year, if applicable)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01 OTHER EVENTS

      On May 12, 2006, the Company entered into an agreement (the "Agreement") with Douglas A. McIntyre, the Company's former Chairman, President and CEO, effective as of May 2, 2006, under which the parties agreed that the expiration date of all vested options (the "Options") to purchase the common stock of the Company, par value $0.01 ("Common Stock") held by Mr. McIntyre would expire on September 30, 2006. The Agreement also contains a number of restrictions on Mr. McIntyre's ability to exercise the Options and sell shares of Common Stock received upon such exercise, including an undertaking from Mr. McIntyre not to sell, or cause to be sold, more than a fixed number of shares of Common Stock in any one-week period, including by means of direct sales, acquisitions of put options, or other transactions with the effect of a short transaction.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 15, 2006                         ON2 TECHNOLOGIES, INC.

                                           By:       /s/ Bill Joll
                                                     ------------------
                                           Name:     Bill Joll
                                           Title:    President and CEO